Exhibit 99.1

TELETECH ANNOUNCES SECOND QUARTER 2016 FINANCIAL RESULTS

Second Quarter 2016 Results

Revenue was $305.1 Million ($313.6 Million Non-GAAP Constant Currency);

Operating Income was $16.2 Million, 5.3 Percent of Revenue

(5.7 Percent Non-GAAP Constant Currency);

Fully Diluted EPS was 24 Cents

Signed $113 Million in New Business

Updates Outlook for Full Year 2016

Denver, Colo., August 3, 2016 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement and growth solutions, today announced financial results for the second quarter ended June 30, 2016. The Company also filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission for the Quarter ended June 30, 2016.

“This quarter we made progress in many areas and faced challenges in others. It is clear from our results that our growth engine is underperforming and our sales execution must improve and accelerate,” commented Ken Tuchman, chairman and chief executive officer of TeleTech. “We are refining our sales platform to deliver a greater volume of integrated outcome-based sales, and are intensely focused on sales execution and meaningful improvement in near-term profitability. With our blue chip client base, differentiated value proposition, and increasing market relevance, we remain confident in our strategy to be a leading global partner delivering transformational customer experience, engagement and growth solutions.”

SECOND QUARTER 2016 FINANCIAL HIGHLIGHTS

Revenue

•      Second quarter 2016 GAAP revenue decreased 1.6 percent to $305.1 million compared to $310.2 million in the prior year period.

•      Non-GAAP constant currency revenue increased 1.1 percent to $313.6 million over the prior year.

Income from Operations

•      Second quarter 2016 GAAP income from operations was $16.2 million, or 5.3 percent of revenue, compared to $23.4 million, or 7.5 percent of revenue in the second quarter 2015.

•      Non-GAAP constant currency income from operations was $18.0 million or 5.7 percent of adjusted revenue versus 7.6 percent the prior year.

Investor Contact Paul Miller 303.397.8641	Media Contact Elizabeth Grice 303.397.8507

Earnings Per Share

•      Second quarter 2016 GAAP fully diluted earnings per share attributable to TeleTech shareholders was 24 cents compared to 30 cents in the same period last year.

•      Non-GAAP fully diluted earnings per share was 28 cents compared to 34 cents in the prior year.

Bookings

•      During the second quarter 2016, TeleTech signed an estimated $113 million in annualized contract value revenue from new and expanded client relationships. The second quarter bookings mix was diversified across all verticals with 94 percent from existing clients, 47 percent from emerging businesses, and 12 percent from outside of the United States.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES, DIVIDENDS, AND INVESTMENTS

•      As of June 30, 2016, TeleTech had cash and cash equivalents of $55.3 million and $146.2 million of total debt, resulting in a net debt position of $90.9 million.

•      As of June 30, 2016, TeleTech had approximately $420 million of additional borrowing capacity available under its revolving credit facility.

•      Cash flow from operations in the second quarter 2016 was $41.5 million compared to $81.7 million in the second quarter 2015.

•      Capital expenditures in the second quarter 2016 were $12.8 million compared to $16.5 million in the second quarter 2015.

•      TeleTech repurchased approximately one million shares of common stock during the second quarter 2016 for a total cost of $27.4 million. As of June 30, 2016, $33.5 million was authorized for future share repurchases.

•      TeleTech paid a semi-annual dividend of $0.185 per share, or $8.9 million, in the second quarter  2016, which was paid to shareholders of record on March 31, 2016.

SEGMENT REPORTING & COMMENTARY

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•      CMS second quarter 2016 revenue declined 3.0 percent to $212.8 million compared to $219.3 million in the year ago quarter. Income from operations was $8.3 million or 3.9 percent of revenue compared to $13.3 million or 6.1 percent in the prior year.

•      Non-GAAP constant currency revenue grew 0.5 percent over the year ago period and income from operations was $9.9 million or 4.5 percent of adjusted revenue. This compares to $13.4 million or 6.1 percent of revenue in the prior year.

Customer Growth Services (CGS) — Digitally-Enabled Revenue Growth Solutions

•      CGS second quarter 2016 revenue grew 20.7 percent to $36.9 million compared to $30.6 million in the year ago quarter. Income from operations was $3.5 million or 9.4 percent of revenue, compared to $2.1 million or 6.9 percent in the prior year.

•      Non-GAAP constant currency revenue increased 22.4 percent over the year ago period and income from operations was $3.7 million or 9.8 percent of adjusted revenue. This compares to $2.1 million or 6.9 percent of revenue in the prior year.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•      CTS second quarter 2016 revenue declined 1.9 percent to $37.4 million compared to $38.1 million in the year ago quarter. Income from operations was $3.4 million or 9.0 percent of revenue compared to $3.3 million or 8.5 percent in the prior year.

•      Non-GAAP constant currency revenue declined 1.9 percent over the year ago period and income from operations was $3.4 million or 9.1 percent of adjusted revenue. This compares to $3.3 million or 8.5 percent of revenue in the prior year.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•      CSS second quarter 2016 revenue declined 18.9 percent to $18.1 million from $22.3 million in the year ago quarter. Income from operations was $1.0 million or 5.7 percent of revenue compared to $4.7 million or 20.9 percent in the prior year.

•      Non-GAAP constant currency revenue declined 17.5 percent over the year ago period and income from operations was $1.1 million or 5.8 percent of adjusted revenue. This compares to $4.8 million or 21.6 percent of revenue in the prior year.

BUSINESS OUTLOOK

“While we are disappointed with our current results and near-term outlook, we are confident in both the market demand for digital, outcome-based customer experience solutions, and the relevancy and differentiation in our holistic customer experience platform,” commented Regina Paolillo, chief financial and administrative officer of TeleTech. “Our priorities are focused on closing the sales execution gaps underlying the change in our 2016 revenue guidance and ensuring we pick up the pace on delivering higher levels of profitability, as reflected in the uptick in our 2016 operating income margin guidance.”

We are updating our full year guidance as follows:

Revenue — We are reducing our revenue guidance to a range of $1.285 and $1.295 billion, compared to $1.335 and $1.345 billion.

Operating Margin — We are increasing our operating margin guidance to a range between 8.4 and 8.6 percent before asset impairments and restructuring charges, compared to 8.1 and 8.3 percent.

Capital Expenditures — We are reducing our capital expenditure guidance to 4.2 percent of revenue compared to 4.5 percent.

SEC FILINGS

The company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on August 4, 2016 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay will be available on the TeleTech website.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following Non-GAAP financial measures: Free Cash Flow, Non-GAAP Revenue, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. Additionally our discussion of revenue and income from operations contain references to constant currency amounts. Constant currency measures are calculated by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency. TeleTech believes that providing these Non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these Non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read TeleTech’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

ABOUT TELETECH

TeleTech (NASDAQ: TTEC) is a leading global provider of customer experience, engagement and growth solutions. Founded in 1982, the Company helps its clients acquire, retain and grow profitable customer relationships. Using customer-centric strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. Servicing over 80 countries, TeleTech’s 41,500 employees live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience, visit TeleTech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, continuation of client relationships, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenue	$305,105	$310,223	$617,515	$635,744

Operating Expenses:
Cost of services	226,768	223,617	458,108	456,601
Selling, general and administrative	44,774	47,376	90,274	97,613
Depreciation and amortization	17,221	15,680	34,950	31,043
Restructuring charges, net	114	198	202	1,007
Impairment losses	—	—	—	—
Total operating expenses	288,877	286,871	583,534	586,264

Income From Operations	16,228	23,352	33,981	49,480

Other income (expense)	(734)	(18)	(2,054)	(1,706)

Income Before Income Taxes	15,494	23,334	31,927	47,774

Provision for income taxes	(2,952)	(7,841)	(7,480)	(12,246)

Net Income	12,542	15,493	24,447	35,528

Net income attributable to noncontrolling interest	(926)	(797)	(1,606)	(2,060)

Net Income Attributable to TeleTech Stockholders	$11,616	$14,696	$22,841	$33,468

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.24	$0.30	$0.47	$0.69

Diluted	$0.24	$0.30	$0.47	$0.68

Income From Operations Margin	5.3%	7.5%	5.5%	7.8%
Net Income Attributable to TeleTech Stockholders Margin	3.8%	4.7%	3.7%	5.3%
Effective Tax Rate	19.1%	33.6%	23.4%	25.6%

Weighted Average Shares Outstanding
Basic	47,873	48,325	48,120	48,347
Diluted	48,221	49,064	48,483	49,113

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenue:
Customer Management Services	$212,807	$219,316	$440,728	$462,325
Customer Growth Services	36,893	30,570	70,412	56,526
Customer Technology Services	37,350	38,087	72,618	73,801
Customer Strategy Services	18,055	22,250	33,757	43,092
Total	$305,105	$310,223	$617,515	$635,744

Income From Operations:
Customer Management Services	$8,339	$13,324	$23,934	$35,026
Customer Growth Services	3,482	2,122	3,977	2,148
Customer Technology Services	3,376	3,250	6,156	5,259
Customer Strategy Services	1,031	4,656	(86)	7,047
Total	$16,228	$23,352	$33,981	$49,480

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$55,330	$60,304
Accounts receivable, net	261,569	283,474
Other current assets	80,641	71,294
Total current assets	397,540	415,072

Property and equipment, net	170,124	168,289
Other assets	254,484	259,966

Total assets	$822,148	$843,327

LIABILITIES AND EQUITY
Total current liabilities	$177,998	$206,906
Other long-term liabilities	219,951	191,473
Mandatorily redeemable noncontrolling interest	—	4,131
Total equity	424,199	440,817

Total liabilities and equity	$822,148	$843,327

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Reconciliation of Revenue:

Revenue	$305,105	$310,223	$617,515	$635,744
Changes due to foreign currency fluctuations (1)	8,503		18,497
Non-GAAP Revenue	$313,608	$310,223	$636,012	$635,744

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$11,616	$14,696	$22,841	$33,468
Interest income	(263)	(364)	(429)	(681)
Interest expense	1,753	1,676	3,717	3,374
Provision for income taxes	2,952	7,841	7,480	12,246
EBIT	$16,058	$23,849	$33,609	$48,407

Depreciation and amortization	17,221	15,680	34,950	31,043

EBITDA	$33,279	$39,529	$68,559	$79,450

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$12,542	$15,493	$24,447	$35,528
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,221	15,680	34,950	31,043
Other	11,725	50,520	(6,371)	18,942
Net cash provided by operating activities	41,488	81,693	53,026	85,513

Less - Total Capital Expenditures	12,794	16,467	27,743	29,505

Free Cash Flow	$28,694	$65,226	$25,283	$56,008

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$16,228	$23,352	$33,981	$49,480
Restructuring charges, net	114	198	202	1,007
Impairment losses	—	—	—	—

Non-GAAP Income from Operations	$16,342	$23,550	$34,183	$50,487

Non-GAAP Income from Operations Margin	5.4%	7.6%	5.5%	7.9%

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$11,616	$14,696	$22,841	$33,468
Add: Asset impairment and restructuring charges, net of related taxes	93	143	148	640
Add: Changes in acquisition contingent consideration, net of related taxes	—	(500)	—	(455)
Add: Changes in valuation allowance and returns to provision adjustments	1,558	2,175	2,436	1,586

Non-GAAP Net Income Attributable to TeleTech stockholders	$13,267	$16,514	$25,425	$35,239

Diluted shares outstanding	48,221	49,064	48,483	49,113

Non-GAAP EPS Attributable to TeleTech stockholders	$0.28	$0.34	$0.52	$0.72

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$11,616	$14,696	$22,841	$33,468
Interest income	(263)	(364)	(429)	(681)
Interest expense	1,753	1,676	3,717	3,374
Provision for income taxes	2,952	7,841	7,480	12,246
Depreciation and amortization	17,221	15,680	34,950	31,043
Asset impairment and restructuring charges	114	198	202	1,007
Changes in acquisition contingent consideration	—	(545)	—	(503)
Equity-based compensation expenses	1,825	2,588	4,584	5,278

Non-GAAP EBITDA	$35,218	$41,770	$73,345	$85,232

(1) -  Foreign currency fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

SECOND QUARTER

(three months ended  June 30, 2016)

Revenue

		GAAP Revenue	Non-GAAP Adjustments	Non-GAAP Revenue	Foreign Exchange Impact	Constant Currency Revenue
CMS		$212,807	$—	$212,807	$7,681	$220,488
	YoY Growth Rate:	-3.0%		-3.0%		0.5%

CGS		$36,893	$—	$36,893	$510	$37,403
	YoY Growth Rate:	20.7%		20.7%		22.4%
CTS		$37,350	$—	$37,350	$9	$37,359
	YoY Growth Rate:	-1.9%		-1.9%		-1.9%
CSS		$18,055	$—	$18,055	$303	$18,358
	YoY Growth Rate:	-18.9%		-18.9%		-17.5%
Emerging Businesses		$92,298	$—	$92,298	$822	$93,120
	YoY Growth Rate:	1.5%		1.5%		2.4%

Company (Consolidated)		$305,105	$—	$305,105	$8,503	$313,608
	YoY Growth Rate:	-1.6%		-1.6%		1.1%

Operating Income

		GAAP Operating Income	Non-GAAP Adjustments	Non-GAAP Operating Income	Foreign Exchange Impact	Constant Currency Operating Income
CMS		$8,339	$62	$8,401	$1,492	$9,893
	Operating Margin:	3.9%		3.9%		4.5%

CGS		$3,482	$—	$3,482	$183	$3,665
	Operating Margin:	9.4%		9.4%		9.8%
CTS		$3,376	$43	$3,419	$(35)	$3,384
	Operating Margin:	9.0%		9.2%		9.1%
CSS		$1,031	$10	$1,041	$29	$1,070
	Operating Margin:	5.7%		5.8%		5.8%
Emerging Businesses		$7,889	$53	$7,942	$177	$8,119
	Operating Margin:	8.5%		8.6%		8.7%

Company (Consolidated)		$16,228	$115	$16,343	$1,669	$18,012
	Operating Margin:	5.3%		5.4%		5.7%

Segments Defined:	CMS (Customer Management Services), CGS (Customer Growth Services),
CTS (Customer Technology Services), CSS (Customer Strategy Services)
Emerging Businesses: CGS, CTS, and CSS

Methodology:	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rate for each underlying currency

Non-GAAP Operating Income:	Adjusted for restructuring and impairment costs

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

YEAR-TO-DATE

(six months ended June 30, 2016)

Revenue

		GAAP Revenue	Non-GAAP Adjustments	Non-GAAP Revenue	Foreign Exchange Impact	Constant Currency Revenue
CMS		$440,728	$—	$440,728	$16,558	$457,286
	YoY Growth Rate:	-4.7%		-4.7%		-1.1%

CGS		$70,412	$—	$70,412	$1,320	$71,732
	YoY Growth Rate:	24.6%		24.6%		26.9%
CTS		$72,618	$—	$72,618	$36	$72,654
	YoY Growth Rate:	-1.6%		-1.6%		-1.6%
CSS		$33,757	$—	$33,757	$583	$34,340
	YoY Growth Rate:	-21.7%		-21.7%		-20.3%
Emerging Businesses		$176,787	$—	$176,787	$1,939	$178,726
	YoY Growth Rate:	1.9%		1.9%		3.1%

Company (Consolidated)		$617,515	$—	$617,515	$18,497	$636,012
	YoY Growth Rate:	-2.9%		-2.9%		0.0%

Operating Income

		GAAP Operating Income	Non-GAAP Adjustments	Non-GAAP Operating Income	Foreign Exchange Impact	Constant Currency Operating Income
CMS		$23,934	$150	$24,084	$354	$24,438
	Operating Margin:	5.4%		5.5%		5.3%

CGS		$3,977	$—	$3,977	$374	$4,351
	Operating Margin:	5.6%		5.6%		6.1%
CTS		$6,156	$43	$6,199	$(122)	$6,077
	Operating Margin:	8.5%		8.5%		8.4%
CSS		$(86)	$10	$(76)	$(64)	$(140)
	Operating Margin:	-0.3%		-0.2%		-0.4%
Emerging Businesses		$10,047	$53	$10,100	$188	$10,288
	Operating Margin:	5.7%		5.7%		5.8%

Company (Consolidated)		$33,981	$203	$34,184	$542	$34,726
	Operating Margin:	5.5%		5.5%		5.5%

Segments Defined:	CMS (Customer Management Services), CGS (Customer Growth Services),
CTS (Customer Technology Services), CSS (Customer Strategy Services)
Emerging Businesses: CGS, CTS, and CSS

Methodology:	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rate for each underlying currency

Non-GAAP Operating Income:	Adjusted for restructuring and impairment costs